EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended May 3, 2013

Current Month				Rolling Performance*				Rolling Risk Metrics* (Jun 2008 – May 2013)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-0.4%	-0.9%	-0.1%	-10.4%	-3.3%	-4.0%	0.8%	-4.0%	10.7%	-23.6%	-0.3	-0.5
B**	-0.4%	-0.9%	-0.3%	-10.9%	-3.9%	-4.7%	N/A	-4.7%	10.7%	-25.7%	-0.4	-0.6
Legacy 1***	-0.3%	-0.8%	0.7%	-8.4%	-1.3%	N/A	N/A	-3.0%	10.6%	-18.4%	-0.2	-0.4
Legacy 2***	-0.3%	-0.8%	0.6%	-8.6%	-1.7%	N/A	N/A	-3.3%	10.5%	-18.9%	-0.3	-0.4
Global 1***	-0.3%	-0.8%	0.8%	-7.9%	-2.3%	N/A	N/A	-3.8%	10.1%	-17.7%	-0.3	-0.5
Global 2***	-0.3%	-0.8%	0.8%	-8.1%	-2.5%	N/A	N/A	-4.0%	10.1%	-18.7%	-0.4	-0.5
Global 3***	-0.4%	-0.9%	0.2%	-9.6%	-4.2%	N/A	N/A	-5.8%	10.1%	-24.0%	-0.5	-0.7

S&P 500 Total Return Index****	2.1%	1.1%	14.0%	25.7%	16.4%	5.2%	7.4%	5.2%	18.8%	-46.4%	0.4	0.4
Barclays Capital U.S. Long Gov Index****	-1.6%	-1.1%	0.4%	-1.3%	10.9%	9.7%	6.8%	9.7%	13.3%	-12.3%	0.8	1.3
*					Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**					Units began trading in August 2003.
***					Units began trading in April 2009.
****					Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	26%					26%
Energy	7%	Long	Natural Gas	2.8%	Long	7%	Long	Natural Gas	2.7%	Long
			Crude Oil	1.2%	Long			Crude Oil	1.2%	Long
Grains/Foods	9%	Short	Sugar	2.1%	Short	9%	Short	Sugar	2.1%	Short
			Soybeans	1.5%	Long			Soybeans	1.5%	Long
Metals	10%	Short	Gold	3.4%	Short	10%	Short	Gold	3.4%	Short
			Copper	1.6%	Short			Copper	1.5%	Short
FINANCIALS	74%					74%
Currencies	22%	Short $	Japanese Yen	2.8%	Short	23%	Short $	Japanese Yen	2.8%	Short
			Australian Dollar	1.8%	Long			Australian Dollar	1.8%	Long
Equities	26%	Long	S&P 500	3.5%	Long	26%	Long	S&P 500	3.4%	Long
			Dax Index	2.5%	Long			Dax Index	2.4%	Long
Fixed Income	26%	Long	U.S. 10-Year Treasury Notes	3.7%	Long	25%	Long	U.S. 10-Year Treasury Notes	3.7%	Long
			Bunds	3.4%	Long			Bunds	3.4%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets rose nearly 3%, driven by a brighter outlook for global industrial demand which followed the European Central Bank’s decision to cut interest rates.  Natural gas markets fell following the weekly report from the U.S. Energy Information Administration which showed a larger-than-expected increase in domestic inventories.

Grains/Foods
Corn prices surged to a 5-week high as unseasonably cold and wet weather in the Midwest delayed plantings.   Prices also rose in response to increased ethanol production in the U.S.  Coffee markets experienced the biggest rally in 4-months because of declines in global inventories and new regulations imposed by the Brazilian government.

Metals
Base metals markets moved higher following an improved economic outlook for the Eurozone and a better-than-expected U.S. jobs report.  Prices were also supported by a slight decline in global base metal inventories.

Currencies
The U.S. dollar weakened in response to the Federal Reserve’s bond-buying program.  Australian and New Zealand dollars rallied following better-than-expected Chinese PMI data, which investors believed would bolster economies in the Asia-Pacific region.  The Japanese yen finished lower as a positive U.S. jobs reports prompted investors to partially liquidate holdings in safe-haven assets.

Equities
Equity markets generally rallied following reports of bullish home sales, employment data, and consumer confidence data in the U.S.  The belief the Eurozone would benefit from the European Central Bank’s decision to cut interest rates by 25 basis points also contributed to the equity market rally.  Japan’s Nikkei 225 index moved lower as intraweek strength in the yen put pressure on share prices.

Fixed Income	U.S. Treasury and German Bund markets predominantly fell in reaction to the strong equity market rallies and to the bullish economic data from around the globe.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.